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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




      Date of report (date of earliest event reported): November 14, 2001



                            Data Return Corporation
            (Exact name of Registrant as specified in its charter)


         Texas                       0-27801                   75-2725998
(State of Incorporation)     (Commission File Number)        (I.R.S. Employer
                                                          Identification Number)


222 West Las Colinas Boulevard, Suite 450
            Irving, Texas                                         75039
(Address of Principal Executive Offices)                        (Zip Code)


      Registrant's telephone number, including area code:  (972) 869-0770

 Former Name or Former Address, if Changed Since Last Report:  Not Applicable


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ITEM 5.   OTHER EVENTS.

     Data Return Corporation (the "Company"), Sunny C. Vanderbeck (CEO and Chairman), Michelle R. Chambers (President and director), Jason Lochhead (Vice President - Chief Technology Officer and director), Stuart A. Walker (Senior Vice President - Chief Financial Officer and Treasurer) and certain underwriters in the syndicate for the Company's initial public offering have been named as defendants in a shareholder class action lawsuit filed in the United States District Court for the Southern District of New York on November 14, 2001 on behalf of all persons and entities who acquired the Company's common stock between October 27, 1999 and December 6, 2000 pursuant or traceable to the Company's Registration Statement and Prospectus dated October 27, 1999 (In re:
Initial Public Offering Securities Litigation, 21 MC 92 (SAS)). The complaint alleges violations of Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. The complaint further alleges that the prospectus delivered in connection with the Company's initial public offering on October 27, 1999 was materially false and misleading because it failed to disclose, among other things, that (i) the underwriter defendants had solicited and received additional, excessive and undisclosed fees, commissions and other economic benefits in connection with the allocation to certain investors of material portions of the restricted number of the Company's shares issued in connection with the initial public offering; and (ii) the underwriter defendants had entered into tie-in and other similar agreements with customers which were designed to and did maintain, distort and/or inflate the market price of the Company's shares in the aftermarket. The Company intends to defend the suit vigorously.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 28, 2001               DATA RETURN CORPORATION


                                       By:
                                           -----------------------------------
                                       Name: Mark C. Gunnin
                                       Title: Vice President and General Counsel

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